Exhibit 99.1

Contact:

Sachem Capital Corp.

John L. Villano, Co-CEO & CFO
(203) 433-4736

FOR IMMEDIATE RELEASE

Sachem Capital Reports Results for 2016

Net income up by 32%

Branford, Connecticut, March 31, 2017 -- Sachem Capital Corp. (NYSE MKT: SACH) announced today financial results for its predecessor, Sachem Capital Partners, LLC. Net income for the year ended December 31, 2016 was approximately $3,051,000 versus approximately $2,307,000 for the year ended December 31, 2015. The increase in net income was due principally to an increase in operating income resulting from increased lending activity.

Total revenue for the year ended December 31, 2016 was approximately $4,133,000 compared to approximately $2,787,000 for the year ended December 31, 2015, an increase of approximately $1,346,000, or 48%. The increase in revenue represents an increase in lending operations. For 2016, approximately $3,648,000 of revenue represented interest income on secured, real estate loans compared to approximately $2,478,000 in 2015, and approximately $197,000 represented origination fees on such loans compared to approximately $108,000 in 2015.

Total operating costs and expenses for the year ended December 31, 2016 were approximately $1,083,000 compared to approximately $480,000 for the year ended December 31, 2015, an increase of approximately $603,000, or 126%. The increase in operating costs and expenses is primarily attributable to an increase in interest expense and amortization of deferred financing cost of approximately $283,000, an increase in manager compensation of approximately $140,000 and an increase in professional fees of approximately $84,000.

At December 31, 2016, total assets were approximately $38,369,000, compared to approximately $30,795,000 at December 31, 2015. The Company’s loan portfolio at December 31, 2016 and 2015 was approximately $33,751,000 and $27,533,000, respectively.

At December 31, 2016, total liabilities were approximately $9,884,000, including $8,114,000 outstanding under the Company’s line of credit with Bankwell Bank. In comparison, at December 31, 2015, total liabilities were approximately $6,566,000, including $6,000,000 outstanding under the line of credit.

Members’ equity at December 31, 2016 was approximately $28,486,000 compared to approximately $24,230,000 at December 31, 2015.

John Villano CPA, co-chief executive officer of Sachem Capital Corp., stated: “We are very pleased with our performance in 2016. Clearly, 2016 was a year of growth for us. In just six years Sachem has established itself as one of the leading non-bank lenders to the Connecticut real estate investment community. That, together with the additional liquidity provided by our recently completed initial public offering, will enable us to continue to grow and create shareholder value.”

The Company also announced that, given the recent completion of its initial public offering, it will extend the filing date for its 2016 Annual Report on Form 10-K with the U.S. Securities and Exchange Commission to April 17, 2017.

About Sachem Capital, Corp.

Sachem Capital Corp. (SCC), is the successor to Sachem Capital Partners, LLC (SCP) having acquired all of SCP’s assets and assumed all of SCP’s liabilities in February 2017. Immediately thereafter, SCC completed an underwritten initial public offering of its shares. (Except where otherwise stated to the contrary, SCC and SCP are, collectively, referred to as the “Company”.) The Company specializes in originating, underwriting, funding, servicing and managing a portfolio of first mortgage loans. It offers short term (i.e., three years or less) secured, nonbanking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of properties located primarily in Connecticut. The Company does not lend to owner occupants. The Company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the Company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate and may also be secured with additional real estate collateral. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The Company also makes opportunistic real estate purchases apart from its lending activities. SCC believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and intends to make the election to be taxed as a REIT when it files its 2017 federal income tax return.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our prospectus, dated February9, 2017. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

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SACHEM CAPITAL PARTNERS, LLC

(NOW KNOWN AS SACHEM CAPITAL CORP.)

BALANCE SHEETS

	December 31,
	2016	2015
Assets
Cash	$1,561,863	$1,834,082
Mortgages receivable	32,521,588	26,017,867
Mortgages receivable, affiliate	1,229,022	1,515,000
Interest and fees receivable	478,928	265,492
Other receivables	182,842	17,500
Due from borrowers	81,911	60,499
Land and building	397,448	-
Real estate owned	1,222,454	1,001,054
Pre-offering costs	625,890	45,000
Deferred financing costs	67,475	38,992

Total assets	$38,369,421	$30,795,486

Liabilities and Members' Equity
Liabilities
Line of credit	$8,113,943	$6,000,000
Mortgage payable	310,000	-
Accrued expenses	196,086	-
Security deposit held	800	-
Advances from borrowers	291,875	107,714
Due to member	656,296	230,409
Deferred revenue	290,456	190,017
Accrued interest	24,350	37,829
Total liabilities	9,883,806	6,565,969

Members' equity	28,485,615	24,229,517

Total liabilities and members' equity	$38,369,421	$30,795,486

SACHEM CAPITAL PARTNERS, LLC

(NOW KNOWN AS SACHEM CAPITAL CORP.)

STATEMENTS OF OPERATIONS

	Years Ended
	December 31,
	2016	2015
Revenue
Interest income from loans	$3,648,427	$2,477,876
Origination fees, net	197,378	108,385
Late and other fees	105,911	144,813
Processing fees	65,935	55,650
Rental income, net	68,417	-
Other income	47,427	-

Total revenue	4,133,495	2,786,724

Operating costs and expenses:
Interest and amortization of deferred financing costs	505,135	221,698
Compensation to manager	350,229	210,407
Professional fees	87,493	2,250
Other fees and taxes	34,662	5,093
Loss on sale of real estate, net	87,967	5,476
Bank fees	17,382	34,897

Total operating costs and expenses	1,082,868	479,821

NET INCOME	$3,050,627	$2,306,903

SACHEM CAPITAL PARTNERS, LLC

(NOW KNOWN AS SACHEM CAPITAL CORP.)

STATEMENTS OF MEMBERS' EQUITY

	Years Ended
	December 31,
	2016	2015

MEMBERS' EQUITY, BEGINNING OF YEAR	$24,229,517	$16,104,075

NET INCOME	3,050,627	2,306,903

Members' Contributions	5,084,730	7,214,754
Members' Distributions	(3,879,259)	(1,396,215)

MEMBERS' EQUITY, END OF YEAR	$28,485,615	$24,229,517

SACHEM CAPITAL PARTNERS, LLC

(NOW KNOWN AS SACHEM CAPITAL CORP.)

STATEMENTS OF CASH FLOWS

	Years Ended
	December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,050,627	$2,306,903
Adjustments to reconcile net income to net
cash provided by operating activities:
Amortization of deferred financing costs	47,676	26,916
Loss on sale of real estate	87,967	5,476
Impairment loss	-	-
Changes in operating assets and liabilities:
(Increase) decrease in:
Interest and fees receivable	(213,438)	(207,098)
Other receivables	(72,374)	(17,500)
(Decrease) increase in:
Due to member	421,592	135,929
Accrued interest	(13,479)	24,548
Accrued expenses	196,086	-
Deferred revenue	25,484	71,299
Advances from borrowers	167,044	29,724
Total adjustments	646,558	69,294
NET CASH PROVIDED BY OPERATING ACTIVITIES	3,697,185	2,376,197

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of real estate owned	1,059,629	421,822
Acquisitions of and improvements to real estate owned	(886,009)	-
Purchase of land and building	(397,448)	-
Security deposit	800	-
Principal disbursements for mortgages receivable	(21,580,103)	(19,412,438)
Principal collections on mortgages receivable	14,861,360	5,812,116
NET CASH USED FOR INVESTING ACTIVITIES	(6,941,771)	(13,178,500)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	7,475,000	6,000,000
Repayment of line of credit	(5,361,057)	(5,000,000)
Proceeds from mortgage	310,000	-
Pre-offering costs incurred	(580,890)	(45,000)
Financing costs incurred	(76,159)	(12,075)
Member contributions	5,084,732	7,214,754
Member distributions	(3,879,259)	(1,396,215)
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,972,367	6,761,464

NET DECREASE IN CASH	(272,219)	(4,040,839)

CASH - BEGINNING OF YEAR	1,834,082	5,874,921

CASH - END OF YEAR	$1,561,863	$1,834,082

SACHEM CAPITAL PARTNERS, LLC
(NOW KNOWN AS SACHEM CAPITAL CORP.)
STATEMENTS OF CASH FLOWS (Continued)

	Years Ended
	December 31,
	2016	2015

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS
INFORMATION

Interest paid	$470,821	$170,234

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES

During the year ended December 31, 2016, $644,450 of mortgages receivable and $39,000 of accrued interest receivable and late fees receivable were converted to real estate owned.

During the year ended December 31, 2015, $916,474 of mortgages receivable and $84,580 of accrued interest receivable and late fees receivable were converted to real estate owned.

During the year ended December 31, 2015, proceeds in the amount of $94,943 from the sale of real estate were paid directly to the managing member at closing for amounts due to the member.

As of December 31, 2016 and 2015, the Company is obligated for the repayment of certain expenses paid by the managing member on behalf of the Company for certain borrowers in the amounts of $64,794 and $60,499, respectively.

During the year ended December 31, 2016, the Company reissued a mortgage receivable in the amount of $107,498 in connection with the transfer of real estate owned to a relative of the former borrower.

During the year ended December 31, 2016, the Company purchased a mortgage from a third party at a discount in the amount of $74,954.